Exhibit 99.1
NCI Building Systems Reports Fourth
Quarter Fiscal 2009 Results
— Fourth Quarter Adjusted Operating Income Was $10.5 Million Exclusive of Special
Charges —
— Net Cash from Operating Activities Was $20 Million for Fourth Quarter —
— Cash Position of $90.4 Million and Term Loan Debt of $150 Million at Fiscal Year End —
HOUSTON, December 8 /PRNewswire-FirstCall/ — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the fourth quarter ended November 1, 2009.
Fourth Quarter 2009 Financial Results
“Adjusted operating income, which excludes special charges primarily related to our refinancing and change of control, was $10.5 million, similar to the prior quarter’s levels, and each of our business segments again posted operating profits,” said Norman C. Chambers, Chairman, President and Chief Executive Officer. “These achievements are noteworthy given the very difficult business conditions that persisted in the period and underscore the strength of our market positions and the efficiencies gained through cost reduction programs.”
“The completion of our refinancing has significantly strengthened NCI’s balance sheet, reinforcing our financial position in the face of the effect of the continued economic downturn on our markets and providing the ability to take full advantage of longer term growth opportunities as they materialize,” Mr. Chambers noted.
For the fourth quarter, sales were $244.4 million, up 2.5% sequentially from sales of $238.4 million in the 2009 third quarter, but down 52% from the $508.9 million reported for last year’s fourth quarter. Gross margin was 24.8% compared to 25.6% in the prior quarter and 24.4% in last year’s fourth quarter.
Adjusted operating income exclusive of change in control charges of $11.2 million, restructuring and impairment charges of $1.9 million, and environmental and other contingencies of $1.1 million was $10.5 million compared to $11.5 million on the same basis in the prior quarter and $54.0 million on the same basis in last year’s fourth quarter. On a GAAP basis, the Company incurred an operating loss for the 2009 fourth quarter of $3.7 million compared to operating income of $10.3 million in the prior quarter and $51.0 million in last year’s fourth quarter.
Adjusted EBITDA, defined as earnings before interest, taxes depreciation and amortization and other non-cash items in accordance with our term loan credit agreement, was $18.5 million for the 2009 fourth quarter compared with $21.4 million in the prior quarter and $60.1 million in last year’s fourth quarter.
In the fourth quarter, the Company reported a net loss applicable to common shares of $115.3 million, or $3.59 per diluted share, which included non cash debt extinguishment and refinancing costs of $99.2 million. Exclusive of these and other identified special charges, the net income applicable to common shares would have been $333,000, or $0.04 per diluted share.

In the prior quarter, NCI reported net income of $4.0 million or $0.20 per diluted share; net income in last year’s fourth quarter was $24.6 million or $1.26 per diluted share.
The weighted average number of common shares outstanding used in the calculation of fourth quarter 2009 per share amounts was 29,655,000, reflecting the partial period impact of the Company’s refinancing, which was completed on October 20, 2009. As part of its refinancing, the Company acquired its existing convertible notes in exchange for approximately $90 million in cash and 70.2 million of its common shares. At the end of the quarter, there were approximately 90.4 million shares of common stock outstanding.
Inventory levels decreased 5.8% sequentially to $71.5 million from $75.9 million in the prior quarter. Measured in tons, inventory on hand at the end of the fourth quarter was approximately 16% lower sequentially. Annualized inventory turnover was 10.1 turns for the fourth quarter, compared to 8.3 turns in the third quarter and 6.9 turns in the year-ago fourth quarter.
Net cash from operating activities was $20 million for the fourth quarter and $95.4 million for fiscal 2009. Capital expenditures in the fourth quarter were $3.8 million; full year 2009 capital expenditures were $21.7 million, inclusive of the $14.1 million investment in NCI’s new insulated panel plant. Fiscal 2010 capital expenditures are expected to be between $10 million and $12 million.
The Company continues to evaluate the tax deductibility of certain recapitalization transaction expenses. We expect that this review will be completed prior to the filing of our Annual Report and may result in an additional tax benefit to the Company, ranging between $750,000 and $1.5 million.
Fourth Quarter Segment Performance
The Company reported adjusted operating income of $10.5 million, which is reconciled with the reported GAAP operating loss in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

(Unaudited)
(In thousands)
For the Three Months Ended November 1, 2009

	Operating
	Income		Change		Environmental	“Adjusted”
	(Loss),		in		and other	Operating
	GAAP	Restructuring	Control	Asset	Contingency	Income
	Basis	Charges	Charges	Impairment	Adjustments	Loss (A)

Metal coil coating	$6,044	$—	$—	$—	$—	$6,044
Metal components	13,561	74	—	—	—	13,635
Engineered building systems	497	1,469	—	347	1,115	3,428
Corporate	(23,803)	21	11,168	—	—	(12,614)

Total operating income	$(3,701)	$1,564	$11,168	$347	$1,115	$10,493

(A)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.
Sales in each of the Company’s business segments were similar to the prior quarter’s levels. The sequential uptick in the Components group’s sales was attributable to traditional seasonal patterns.
The Coaters group continued to gain share of a contracting market as well as to expand its sales by offering specialty coated products to markets outside the metal building construction industry.
Sales levels in the Buildings group were in line with the prior quarter as this segment focused on providing competitively priced solutions to markets that have remained less affected by the economic downturn. The Buildings group’s backlog at the end of the fourth quarter was $253 million.
The Components group’s sales benefited from its diversified base of customers and end-markets as well as the large repair and retrofit segment of the market that it services.
“Each of our business segments posted operating profits for the period, reflecting operating efficiencies across all business units and the net effect of product mix, steel price variations and competitive pricing, “ Mr. Chambers noted.
Market Environment
Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2008. McGraw Hill reported that new construction activity measured in square feet was down 47% calendar year to date through October compared to 2008 levels, and NCI’s traditionally strong commercial and industrial markets were off approximately 60% as reflected in McGraw-Hill’s October report.
The AIA’s Architectural Billing Index published for October indicated that inquiry levels have somewhat stabilized and remain positive, but billings are still negative. McGraw-Hill is now forecasting that nonresidential construction activity measured in square feet will be 42% lower in calendar 2009 compared to calendar 2008. Steel prices have increased from June levels, but were 42% lower than the comparable period in 2008 according to the CRU North American steel price index.
Recent Corporate Developments
On October 20, 2009 the Company announced the completion of its recapitalization transaction with Clayton, Dubilier & Rice, Inc. managed funds. In addition to the $250 million equity investment by the CD&R funds, NCI:
•	Completed its exchange offer to acquire its existing convertible notes;

•	Refinanced its existing term loan by repaying approximately $143 million and modified the terms and maturity of the remaining $150 million of debt; and

•	Entered into a $125 million asset-based revolving credit facility, which remains undrawn.
“Through these transactions, NCI has gained the resources to ride out the economic downturn and re-start our growth strategy. CD&R is widely respected as a long-term investor and business builder and brings both financial and operating resources to NCI,” Mr. Chambers said. “Their significant investment is a strong endorsement of our business, growth strategy and our future prospects.”

Outlook
“Industry forecasts do not indicate any meaningful pick-up in nonresidential construction activity in 2010,” noted Mr. Chambers. “Within what promises to be a continued difficult business environment, we will focus on retaining and building upon our market leadership positions through:
•	greater investment in technology and systems to support our builder network while reducing costs and delivery times;

•	continuing to develop new products, and expanding our end markets; and

•	potentially making selective acquisitions,” Mr. Chambers concluded.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
[TABLES TO FOLLOW]
CONTACT: Betsy Brod or Lynn Morgen, both of MBS Value Partners, +1-212-750-5800, for NCI Building Systems, Inc.

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	November 1,	November 2,	November 1,	November 2,
	2009	2008	2009	2008

Sales	$244,401	$508,931	$967,923	$1,764,159
Cost of sales	183,410	381,822	752,183	1,321,917
Lower of cost or market adjustment	—	2,739	39,986	2,739
Asset impairment	347	157	6,291	157

Gross profit	60,644	124,213	169,463	439,346
	24.8%	24.4%	17.5%	24.9%

Selling, general and administrative expenses	51,613	73,076	210,177	283,577
Goodwill and other intangible asset impairment	—	—	622,564	—
Restructuring charge	1,564	150	9,052	1,059
Change in control charges	11,168	—	11,168	—

Income (loss) from operations	(3,701)	50,987	(683,498)	154,710

Interest income	33	168	393	1,085
Interest expense	(7,381)	(5,676)	(20,410)	(23,535)
Debt extinguishment and refinancing costs	(99,230)	—	(100,260)	—
Other income (expense), net	500	(2,902)	2,287	(1,880)

Income (loss) before income taxes	(109,779)	42,577	(801,488)	130,380
Provision (benefit) for income taxes	(6,163)	17,963	(53,026)	51,499

	5.6%	42.2%	6.6%	39.5%

Net income (loss)	$(103,616)	$24,614	$(748,462)	$78,881
Convertible preferred stock dividends and accretion	1,187	—	1,187	—
Convertible preferred stock beneficial conversion feature	10,526	—	10,526	—

Net income (loss) applicable to common shares	$(115,329)	$24,614	$(760,175)	$78,881

Earnings (loss) per share:
Basic	$(3.59)	$1.27	$(33.58)	$4.08
Diluted	$(3.59)	$1.26	$(33.58)	$4.05

Weight average number of common shares outstanding:
Basic	29,655	19,404	22,370	19,332
Diluted	29,655	19,594	22,370	19,486

Depreciation/amortization expense	7,835	8,535	32,776	35,588

Decrease in sales	-52.0%		-45.1%

Gross profit percentage	24.8%	24.4%	17.5%	24.9%

Selling, general and administrative expenses percentage	21.1%	14.4%	21.7%	16.1%

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NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	November 1,	November 2,
	2009	2008
	(Unaudited)
ASSETS Cash and cash equivalents	$90,419	$68,201
Restricted cash	12,979	—
Accounts receivable, net	82,889	163,005
Inventories	71,537	192,011
Deferred income taxes	18,753	24,259
Income taxes receivable	27,274	—
Prepaid expenses and other	17,853	18,374
Assets held for sale	4,963	—

Total current assets	326,667	465,850

Property and equipment, net	231,840	251,163
Goodwill	5,200	616,626
Other assets	49,759	47,062

Total assets	$613,466	$1,380,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$14,827	$920
Note payable	481	—
Accounts payable	73,594	104,348
Accrued expenses	90,445	129,864

Total current liabilities	179,347	235,132

Long-term debt	135,422	473,480
Deferred income taxes	19,120	44,332
Other long-term liabilities	8,007	3,928

Series B cumulative convertible participating preferred stock	222,815	—

Shareholders’ equity	48,755	623,829

Total liabilities and shareholders’ equity	$613,466	$1,380,701

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NCI BUILDING SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Year Ended
	November 1, 2009	November 2, 2008
Net cash provided by operating activities	$95,370	$40,194

Cash flows from investing activities:
Capital expenditures	(21,657)	(24,803)
Other	2,555	6,113

Net cash used in investing activities	(19,102)	(18,690)

Cash flows from financing activities:
Deposit of restricted cash	(12,979)	—
Issuance of convertible preferred stock	250,000	—
Payment on term loan	(143,290)
Payment of convertible notes	(89,971)	—
Payments on long-term debt	(920)	(22,637)
Payments of financing costs	(54,659)	(914)
Payments on note payable	(1,693)	(3,892)
Proceeds from stock option exercises	12	698
Excess tax benefits from stock-based compensation arrangements	—	215
Purchase of treasury stock	(451)	(2,226)

Net cash used in financing activities	(53,951)	(28,756)

Effect of exchange rate changes on cash and cash equivalents	(99)	399

Net (decrease) increase in cash	22,218	(6,853)

Cash at beginning of period	68,201	75,054

Cash at end of period	$90,419	$68,201

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NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	November 1, 2009		November 2, 2008		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$44,614	18	$72,479	14	$(27,865)	-38.4%
Metal components	122,484	50	201,878	40	(79,394)	-39.3%
Engineered building systems	129,569	53	331,767	65	(202,198)	-60.9%
Intersegment sales	(52,266)	(21)	(97,193)	(19)	44,927	-46.2%

Total net sales	$244,401	100	$508,931	100	$(264,530)	-52.0%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$6,044	14	$8,621	12	$(2,577)	-29.9%
Metal components	13,561	11	25,227	12	(11,666)	-46.2%
Engineered building systems	497	0	33,607	10	(33,110)	-98.5%
Corporate	(23,803)	—	(16,468)	—	(7,335)	44.5%

Total operating income (loss) (% of sales)	$(3,701)	(2)	$50,987	10	$(54,688)	-107.3%

	Year Ended		Year Ended		$	%
	November 1, 2009		November 2, 2008		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$169,897	18	$305,657	17	$(135,760)	-44.4%
Metal components	458,734	47	715,255	41	(256,521)	-35.9%
Engineered building systems	541,609	56	1,110,534	63	(568,925)	-51.2%
Intersegment sales	(202,317)	(21)	(367,287)	(21)	164,970	-44.9%

Total net sales	$967,923	100	$1,764,159	100	$(796,236)	-45.1%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$(99,631)	(59)	$29,381	10	$(129,012)	n/a
Metal components	(129,975)	(28)	82,094	11	(212,069)	n/a
Engineered building systems	(389,309)	(72)	107,851	10	(497,160)	n/a
Corporate	(64,583)	—	(64,616)	—	33	n/a

Total operating income (loss) (% of sales)	$(683,498)	(71)	$154,710	9	$(838,208)	n/a

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NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED NOVEMBER 1, 2009 and NOVEMBER 2, 2008
(Unaudited)
(In thousands)

	For the Three Months Ended November 1, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$6,044	$13,561	$497	$(23,803)	$(3,701)
Change in control charges	—	—	—	11,168	11,168
Restructuring charges	—	74	1,469	21	1,564
Environmental and other contingency adjustments	—	—	1,115	—	1,115
Asset impairment	—	—	347	—	347

“Adjusted” operating income (loss) (A)	$6,044	$13,635	$3,428	$(12,614)	$10,493

	For the Three Months Ended November 2, 2008
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$8,621	$25,227	$33,607	$(16,468)	$50,987
Lower of cost or market charge	2,739	—	—	—	2,739
Asset impairment	—	—	157	—	157
Restructuring charges	—	63	60	27	150

“Adjusted” operating income (loss) (A)	$11,360	$25,290	$33,824	$(16,441)	$54,033

(A)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE YEAR ENDED NOVEMBER 1, 2009 and NOVEMBER 2, 2008
(Unaudited)
(In thousands)

	For the Year Ended November 1, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$(99,631)	$(129,975)	$(389,309)	$(64,583)	$(683,498)
Goodwill and other intangible asset impairment	98,959	147,239	376,366	—	622,564
Lower of cost or market charge	8,102	17,152	14,732	—	39,986
Change in control charges	—	—	—	11,168	11,168
Restructuring charges	103	1,306	7,440	203	9,052
Asset impairment	—	714	4,368	1,209	6,291
Environmental and other contingency adjustments	—	—	1,115	—	1,115

“Adjusted” operating income (loss) (A)	$7,533	$36,436	$14,712	$(52,003)	$6,678

	For the Year Ended November 2, 2008
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$29,381	$82,094	$107,851	$(64,616)	$154,710
Executive Retirement	—	—	—	2,852	2,852
Lower of cost or market charge	2,739	—	—	—	2,739
Restructuring charges	—	972	60	27	1,059
Asset impairment	—	—	157	—	157

“Adjusted” operating income (loss) (A)	$32,120	$83,066	$108,068	$(61,737)	$161,517

(A)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” EARNINGS (LOSS) PER DILUTED SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	November 1,	November 2,	November 1,	November 2,
	2009	2008	2009	2008

Earnings (loss) per diluted share, GAAP basis	$(3.59)	$1.26	$(33.58)	$4.05
Goodwill and other intangible asset impairment	—	—	26.82	—
Debt extinguishment and refinancing costs	3.20	—	4.27	—
Lower of cost or market adjustment	—	0.09	1.15	0.09
Convertible preferred stock beneficial conversion feature	0.11	—	0.15	—
Change in control charges	0.23	—	0.31	—
Restructuring charge	0.02	—	0.24	0.03
Asset impairment	—	—	0.17	—
Interest rate swap	0.05	—	0.06	—
Environmental and other contingency adjustments	0.02	—	0.02	—
Executive retirement costs	—	—	—	0.09

“Adjusted” diluted earnings (loss) per share (A)	$0.04	$1.35	$(0.39)	$4.26

	Fiscal Three Months Ended		Fiscal Year Ended
	November 1,	November 2,	November 1,	November 2,
	2009	2008	2009	2008

Net income (loss) applicable to common shares, GAAP basis	$(115,329)	$24,614	$(760,175)	$78,881
Goodwill and other intangible asset impairment	—	—	599,966	—
Debt extinguishment and refinancing costs	94,925	—	95,559
Lower of cost or market adjustment	—	1,687	25,773	1,687
Convertible preferred stock beneficial conversion feature	10,526	—	10,526	—
Change in control charges	6,880	—	6,880	—
Restructuring charge	716	92	5,576	652
Asset impairment	35	97	3,875	97
Interest rate swap	1,893	—	1,893	—
Environmental and other contingency adjustments	687	—	687	—
Executive retirement costs	—	—	—	1,748

“Adjusted” net income (loss) applicable to common shares (A)	$333	$26,490	$(9,440)	$83,065

(A)	The Company discloses a tabular comparison of “Adjusted” earnings (loss) per diluted share and net income (loss), which are non-GAAP measures because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted earnings (loss) per share and net income (loss) should not be considered in isolation or as a substitute for earnings (loss) per diluted share and net income (loss) as reported on the face of our statement of income.
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NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	February 1,	May 3,	August 2,	November 1,	November 1,
	2009	2009	2009	2009	2009
Net income (loss)	$(528,610)	$(120,207)	$3,971	$(103,616)	$(748,462)
Add:
Depreciation and amortization	8,309	8,421	7,571	7,623	31,924
Consolidated interest expense, net	4,413	3,968	4,288	7,348	20,017
Provision for taxes	(34,007)	(15,531)	2,675	(6,163)	(53,026)
Non-cash charges:
Stock-based compensation	1,372	1,177	1,241	1,045	4,835
Goodwill and intangible impairment	517,628	104,936	—	—	622,564
Asset impairment	623	5,295	26	347	6,291
Lower of cost or market charges	29,378	10,608	—	—	39,986
Cash restructuring charges	2,479	3,796	1,213	1,564	9,052
Transaction costs	—	629	401	110,398	111,428

Adjusted EBITDA (1)	$1,585	$3,092	$21,386	$18,546	$44,609

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 27,	April 27,	July 27,	November 2,	November 2,
	2008	2008	2008	2008	2008
Net income (loss)	$7,510	$14,866	$31,891	$24,614	$78,881
Add:
Depreciation and amortization	9,131	8,632	8,652	8,321	34,736
Consolidated interest expense, net	6,246	5,488	5,208	5,508	22,450
Provision for taxes	4,702	9,410	19,425	17,962	51,499
Non-cash charges:
Stock-based compensation	2,871	3,442	1,563	1,628	9,504
Goodwill and intangible impairment	—	—	—	—	—
Asset impairment	—	—	—	157	157
Lower of cost or market charges	—	—	—	2,739	2,739
Cash restructuring charges	—	—	—	—	—
Transaction costs	—	—	—	—	—

Adjusted EBITDA (1)	$30,460	$41,838	$66,739	$60,929	$199,966

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the term note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.
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NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)

						%	YTD		YTD			%
	4th Qtr 2009		4th Qtr 2008		Inc/(Dec)	Change	4th Qtr 2009		4th Qtr 2008		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	44,614	15%	72,479	12%	(27,865)	-38%	169,897	15%	305,657	14%	(135,760)	-44%
Intersegment	(31,122)		(50,082)		18,960	-38%	(116,708)		(208,700)		91,992	-44%

Third Party Sales	13,492	6%	22,397	4%	(8,905)	-40%	53,189	5%	96,957	5%	(43,768)	-45%

Operating Income (Loss)	6,044	45%	8,621	38%	(2,577)	-30%	(99,631)	n/a	29,381	30%	(129,012)	n/a

Metal Components
Total	122,484	41%	201,878	33%	(79,394)	-39%	458,734	39%	715,255	34%	(256,521)	-36%
Intersegment	(17,156)		(33,043)		15,887	-48%	(69,602)		(115,245)		45,643	-40%

Third Party Sales	105,328	43%	168,835	33%	(63,507)	-38%	389,132	40%	600,010	34%	(210,878)	-35%

Operating Income (Loss)	13,561	13%	25,227	15%	(11,666)	-46%	(129,975)	n/a	82,094	14%	(212,069)	n/a

Engineered Building Systems
Total	129,569	44%	331,767	55%	(202,198)	-61%	541,609	46%	1,110,534	52%	(568,925)	-51%
Intersegment	(3,988)		(14,068)		10,080	-72%	(16,007)		(43,342)		27,335	-63%

Third Party Sales	125,581	51%	317,699	63%	(192,118)	-60%	525,602	55%	1,067,192	61%	(541,590)	-51%

Operating Income (Loss)	497	0%	33,607	11%	(33,110)	-99%	(389,309)	n/a	107,851	10%	(497,160)	n/a

Consolidated
Total	296,667	100%	606,124	100%	(309,457)	-51%	1,170,240	100%	2,131,446	100%	(961,206)	-45%
Intersegment	(52,266)		(97,193)		44,927	-46%	(202,317)		(367,287)		164,970	-45%

Third Party Sales	244,401	100%	508,931	100%	(264,530)	-52%	967,923	100%	1,764,159	100%	(796,236)	-45%

Operating Income (Loss)	(3,701)	-2%	50,987	10%	(54,688)	-107%	(683,498)	n/a	154,710	9%	(838,208)	n/a
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